UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 26, 2024

Date of Report

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10240 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $0.0001 par value per share Preferred Share Purchase Rights	DRRX	The NASDAQ Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2024, pursuant to the recommendation of the compensation committee of the board of directors of DURECT Corporation (the “Company”), the board of directors of the Company approved a restricted stock unit (“RSU”) grant of 275,000 shares of common stock to Mr. Timothy M. Papp, the chief financial officer of the Company (the “RSU Grant”).

The RSU Grant was approved pursuant to the terms of the Company’s 2000 Stock Plan. Under the terms of the RSU Grant award agreement, 50% of the RSUs will vest on the six-month anniversary of the RSU Grant, with the remainder vesting on the one-year anniversary of the RSU Grant, in each case conditioned upon Mr. Papp remaining continuously employed by or providing services to the Company through the applicable vesting date. The RSU Grant will be subject to the terms of the Company’s Change of Control Policy, which provides for certain vesting and severance benefits for officers in the event of termination in connection with a change of control.

The foregoing summary description of the RSU Grant does not purport to be complete and is qualified in its entirety by reference to the full text of the form of RSU award agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Form of Employee Restricted Stock Unit Award Agreement for use with the DURECT Corporation 2000 Stock Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: July 30, 2024	By:	/s/ James E. Brown
James E. Brown President and Chief Executive Officer